Exhibit 5.1

[Letterhead of O’Melveny & Myers LLP]

February 26, 2013

Celsion Corporation

997 Lenox Drive, Suite 100

Lawrenceville, New Jersey 08648

Re:	Issuance of Shares of Series A 0% Convertible Preferred Stock and Warrants to Purchase Common Stock under Registration Statement on Form S-3 (File No. 333-183286)

Ladies and Gentlemen:

We have acted as special counsel to Celsion Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale of (i) 15,000.00422 shares of Series A 0% convertible preferred stock, par value $0.01 per share, of the Company (the “Preferred Shares”), and (ii) warrants (the “Warrants”) to purchase up to 6,036,219 shares of common stock, par value $0.01 per share, of the Company (the “Warrant Shares” and together with the Preferred Shares, the “Shares”). The Shares will be sold by the Company pursuant to (a) an effective registration statement on Form S-3 (File No. 333-183286) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on August 13, 2012, as amended on August 20, 2012, and declared effective by the Commission on September 14, 2012, the related prospectus that forms a part of the Registration Statement (the “Base Prospectus”), as supplemented by the prospectus supplement dated as of February 22, 2013 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), (b) that certain Securities Purchase Agreement dated as of February 22, 2013 (the “Purchase Agreement”), by and among the Company and certain purchasers named therein, and (c) the Warrants, as applicable.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

In our capacity as such counsel, we have examined originals or copies of those corporate and other records, documents and agreements we considered appropriate. As to relevant factual matters, we have relied upon, among other things, factual representations we have received from the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that, when issued and sold in accordance with the Registration Statement, the Prospectus, the Purchase Agreement and, as applicable, the Warrants, the Shares will be validly issued, fully paid and non-assessable.

The law covered by this opinion is limited to the present Delaware General Corporation Law and the present federal law of the United States. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We hereby consent to the use of this opinion as an exhibit to a Current Report on Form 8-K to be filed by the Company as of the date hereof and to the reference to this firm under the heading “Legal Matters” in the Prospectus Supplement. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Respectfully submitted,

/s/ O’Melveny & Myers LLP